Exhibit 99.1

Pitney Bowes Announces First Quarter 2022 Financial Results

STAMFORD, Conn.--(BUSINESS WIRE)--April 28, 2022--Pitney Bowes (NYSE: PBI), a global shipping and mailing company that provides technology, logistics, and financial services, today announced its financial results for the first quarter 2022.

“Our first quarter performance was very good and marks a continuation of the trend that we were on for most of last year,” said Marc B. Lautenbach, President and CEO of Pitney Bowes. “We saw substantial margin expansion in our Global Ecommerce business and excellent execution in our SendTech and Presort businesses. Importantly, Global Ecommerce recorded its highest quarterly gross margin ever and SendTech and Presort, in aggregate, once again grew top line in the first quarter.”

Financial Highlights

  Revenue in the quarter was $927 million, an increase of 1 percent from the comparable quarter in 2021
  GAAP EPS in the quarter was $0.12; Adjusted EPS was $0.08 versus $0.07 in first quarter 2021
  Adjusted EBIT in the quarter was $53 million, an increase of 6 percent from the comparable quarter in 2021
  GAAP cash from operations in the quarter was $11 million
  Free cash flow was a net use of $30 million versus a net use of $1 million in first quarter 2021; year-over-year decrease was driven primarily by changes in working capital
  Debt reduced by $99 million during the quarter, primarily through the early redemption of the 2023 Notes

Business Highlights

  Improved Global Ecommerce EBIT margins by over 300 basis points on a year-over-year basis with positive EBITDA
  Processed 41 million domestic standard delivery and return parcels through our Global Ecommerce network in the quarter compared to 42 million parcels in first quarter 2021
  Implemented additional network enhancements in Global Ecommerce that are expected to drive meaningful service and efficiency benefits
  Grew Presort revenue 12 percent on a year-over-year basis
  Processed 4.4 billion pieces through our Presort network in the quarter
  Launched a new state-of-the-art Presort facility in Las Vegas capable of processing all portfolio products
  Reported SendTech revenue decline of 3 percent, with a 3 percent increase in equipment revenue from the comparable quarter in 2021
  Increased shipping-related revenue in SendTech 26 percent on year-over-year basis
  Launched PitneyShip Pro, a new enterprise-oriented, cloud-based sending solution with combined shipping and mailing capabilities

Earnings per share results are summarized in the table below

	First Quarter
	2022	2021
GAAP EPS	$0.12	($0.18)
Discontinued Operations	-	$0.02
GAAP EPS from Continuing Operations	$0.12	($0.16)
Loss on Debt Redemption/Refinancing	$0.02	$0.22
Restructuring Charges	$0.02	$0.01
Gain on Sale of Assets/Business	($0.08)	-
Transaction Costs	$0.01	-
Adjusted EPS	$0.08	$0.07

* The sum of the earnings per share may not equal the totals due to rounding.

Business Segment Reporting

Global Ecommerce

Global Ecommerce provides business to consumer logistics services for domestic and cross border delivery, returns and fulfillment.

	First Quarter
($ millions)	2022	2021	% Change Reported	% Change Ex Currency
Revenue	$419	$413	1%	1%
EBITDA	$8	($8)	>100%
EBIT	($14)	($26)	48%

Revenue growth benefited from better pricing, partially offset by lower volumes. Improvements in EBITDA and EBIT were primarily driven by higher domestic parcel revenues as well as efficiency gains in transportation and improvements in labor productivity.

Presort Services

Presort Services provides sortation services to qualify large volumes of First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter for postal workshare discounts.

	First Quarter
($ millions)	2022	2021	% Change Reported	% Change Ex Currency
Revenue	$161	$143	12%	12%
EBITDA	$26	$27	(2%)
EBIT	$20	$19	3%

Revenue growth driven by continued improvement in net revenue per piece along with expansion in marketing mail volumes. EBITDA and EBIT margins declined in the quarter due to higher labor and transportation costs.

SendTech Solutions

Sending Technology Solutions offers physical and digital mailing and shipping technology solutions, financing, services, supplies and other applications for small and medium businesses to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

	First Quarter
($ millions)	2022	2021	% Change Reported	% Change Ex Currency
Revenue	$348	$359	(3%)	(2%)
EBITDA	$112	$122	(9%)
EBIT	$105	$114	(9%)

A 3 percent increase in Equipment sales and 26 percent increase in shipping-related revenue were more than offset by a 7 percent decrease in both Financing and Support Services. The decline in high-margin Financing and Support Services revenue resulted in lower EBITDA and EBIT.

2022 Expectations

The Company continues to expect annual revenue and adjusted EBIT to grow over prior year in the low-to-mid single digit range. Additionally, we expect to generate similar levels of free cash flow in 2022 as 2021.

The Company will adjust 2022 guidance should macroeconomic conditions warrant.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. EDT. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For additional information, visit: www.pitneybowes.com

Use of Non-GAAP Measures

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP); however, in its disclosures the Company uses certain non-GAAP measures, such as adjusted earnings before interest and taxes (EBIT), adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted earnings per share (EPS), revenue growth on a constant currency basis and free cash flow.

Adjusted EBIT, Adjusted EBITDA and Adjusted EPS exclude the impact of discontinued operations, restructuring charges, gains, losses and costs related to acquisitions and dispositions, asset and goodwill impairment charges, and other unusual or one-time items. Such items are often inconsistent in amount and frequency and as such, the Company believes that these non-GAAP measures provide investors greater insight into the underlying operating trends of the business.

In addition, revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency is calculated by converting the current period non-U.S. dollar denominated revenue using the prior year’s exchange rate for the comparable quarter. We believe that excluding the impacts of currency exchange rates provides investors a better understanding of the underlying revenue performance.

Free cash flow adjusts cash from operations calculated in accordance with GAAP for discontinued operations, capital expenditures, restructuring payments, changes in customer deposits held at the Pitney Bowes Bank, transaction costs and other special items. The Company reports free cash flow to provide investors insight into the amount of cash that management could have available for other discretionary uses.

Segment EBIT is the primary measure of profitability and operational performance at the segment level and is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, unallocated corporate expenses, restructuring charges, asset and goodwill impairment charges, and other items not allocated to a segment. The Company also reports segment EBITDA as an additional useful measure of segment profitability and operational performance.

Complete reconciliations of non-GAAP measures to comparable GAAP measures can be found in the attached financial schedules and at the Company's web site at www.pb.com/investorrelations

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19), and the effect that its unpredictability is having on our, and our client’s business, financial performance and results of operations. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or a negative change in the economy, include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, our contractual relationships with the United States Postal Service (USPS) or USPS’ performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; changes in labor and transportation availability and costs; and other factors as more fully outlined in the Company's 2021 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue, EBIT and EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three months ended March 31, 2022 and 2021, and consolidated balance sheets at March 31, 2022 and December 31, 2021 are attached.

Pitney Bowes Inc.
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended March 31,
	2022	2021
Revenue:
Business services	$597,384	$570,454
Support services	110,352	118,697
Financing	72,029	77,812
Equipment sales	89,296	86,803
Supplies	41,061	42,224
Rentals	16,820	19,207
Total revenue	926,942	915,197

Costs and expenses:
Cost of business services	503,215	499,534
Cost of support services	37,134	36,717
Financing interest expense	11,602	11,886
Cost of equipment sales	63,771	61,840
Cost of supplies	11,517	11,211
Cost of rentals	5,309	6,447
Selling, general and administrative	242,785	238,102
Research and development	11,334	11,316
Restructuring charges	4,184	2,889
Interest expense, net	22,124	25,158
Other components of net pension and postretirement expense	844	350
Other (income) expense, net	(11,901)	51,394
Total costs and expenses	901,918	956,844

Income (loss) from continuing operations before taxes	25,024	(41,647)
Provision (benefit) for income taxes	4,203	(13,992)
Income (loss) from continuing operations	20,821	(27,655)
Loss from discontinued operations, net of tax	-	(3,886)
Net income (loss)	$20,821	$(31,541)

Basic earnings (loss) per share (1):
Continuing operations	$0.12	$(0.16)
Discontinued operations	-	(0.02)
Net income (loss)	$0.12	$(0.18)

Diluted earnings (loss) per share (1):
Continuing operations	$0.12	$(0.16)
Discontinued operations	-	(0.02)
Net income (loss)	$0.12	$(0.18)

Weighted-average shares used in diluted earnings per share	178,034	172,856

(1)	The sum of the earnings per share amounts may not equal the totals due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands)

Assets	March 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$622,575	$732,480
Short-term investments	11,383	14,440
Accounts and other receivables, net	297,713	334,630
Short-term finance receivables, net	564,835	560,680
Inventories	87,661	78,588
Current income taxes	12,778	13,894
Other current assets and prepayments	145,167	157,341
Total current assets	1,742,112	1,892,053
Property, plant and equipment, net	430,498	429,162
Rental property and equipment, net	33,849	34,774
Long-term finance receivables, net	588,040	587,427
Goodwill	1,129,027	1,135,103
Intangible assets, net	124,739	132,442
Operating lease assets	236,477	208,428
Noncurrent income taxes	66,208	68,398
Other assets	436,114	471,084
Total assets	$4,787,064	$4,958,871

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$876,645	$922,543
Customer deposits at Pitney Bowes Bank	619,103	632,062
Current operating lease liabilities	41,600	40,299
Current portion of long-term debt	24,746	24,739
Advance billings	102,289	99,280
Current income taxes	2,864	9,017
Total current liabilities	1,667,247	1,727,940
Long-term debt	2,199,833	2,299,099
Deferred taxes on income	286,536	286,445
Tax uncertainties and other income tax liabilities	31,358	31,935
Noncurrent operating lease liabilities	220,614	192,092
Other noncurrent liabilities	288,594	308,728
Total liabilities	4,694,182	4,846,239

Stockholders' equity:
Common stock	323,338	323,338
Additional paid-in-capital	-	2,485
Retained earnings	5,141,636	5,169,270
Accumulated other comprehensive loss	(800,330)	(780,312)
Treasury stock, at cost	(4,571,762)	(4,602,149)
Total stockholders' equity	92,882	112,632
Total liabilities and stockholders' equity	$4,787,064	$4,958,871

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three months ended March 31,
	2022	2021	% Change

Global Ecommerce	$418,527	$413,086	1%
Presort Services	160,544	143,126	12%
Sending Technology Solutions	347,871	358,985	(3%)
Total revenue - GAAP	926,942	915,197	1%
Currency impact on revenue	3,992	-
Revenue, at constant currency	$930,934	$915,197	2%

Pitney Bowes Inc.
Business Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three months ended March 31,
	2022			2021			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(13,696)	$21,444	$7,748	$(26,376)	$18,176	$(8,200)	48%	>100%
Presort Services	19,632	6,418	26,050	19,051	7,499	26,550	3%	(2%)
Sending Technology Solutions	104,575	7,003	111,578	114,470	7,604	122,074	(9%)	(9%)
Segment total	$110,511	$34,865	145,376	$107,145	$33,279	140,424	3%	4%

Reconciliation of Segment EBITDA to Net Income (Loss):
Segment depreciation and amortization			(34,865)			(33,279)
Unallocated corporate expenses			(57,834)			(57,465)
Restructuring charges			(4,184)			(2,889)
Gain on sale of assets			14,372			-
Gain on sale of business			2,522			-
Loss on debt redemption/refinancing			(4,993)			(51,394)
Transaction costs			(1,644)			-
Interest, net			(33,726)			(37,044)
(Provision) benefit for income taxes			(4,203)			13,992
Income (loss) from continuing operations			20,821			(27,655)
Loss from discontinued operations, net of tax			-			(3,886)
Net income (loss)			$20,821			$(31,541)

(1)

Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, and other items that are not allocated to a particular business segment. In 2022, we refined the methodology for allocating transportation costs between Global Ecommerce and Presort Services, resulting in a $3 million increase in Global Ecommerce EBIT and corresponding decrease in Presort Services EBIT.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended March 31,
	2022	2021

Reconciliation of reported net income (loss) to adjusted EBIT and EBITDA
Net income (loss)	$20,821	$(31,541)
Loss from discontinued operations, net of tax	-	3,886
Provision (benefit) for income taxes	4,203	(13,992)
Income (loss) from continuing operations before taxes	25,024	(41,647)
Restructuring charges	4,184	2,889
Gain on sale of assets	(14,372)	-
Gain on sale of business	(2,522)	-
Loss on debt redemption/refinancing	4,993	51,394
Transaction costs	1,644	-
Adjusted net income before tax	18,951	12,636
Interest, net	33,726	37,044
Adjusted EBIT	52,677	49,680
Depreciation and amortization	42,002	39,594
Adjusted EBITDA	$94,679	$89,274

Reconciliation of reported diluted earnings (loss) per share to adjusted diluted earnings per share
Diluted earnings (loss) per share	$0.12	$(0.18)
Loss from discontinued operations, net of tax	-	0.02
Restructuring charges	0.02	0.01
Gain on sale of assets	(0.06)	-
Gain on sale of business	(0.02)	-
Loss on debt redemption/refinancing	0.02	0.22
Transaction costs	0.01	-
Adjusted diluted earnings per share (1)	$0.08	$0.07

(1) The sum of the earnings per share amounts may not equal the totals due to rounding.

Reconciliation of reported net cash from operating activities to free cash flow
Net cash from operating activities	$10,562	$65,923
Capital expenditures	(32,555)	(43,328)
Restructuring payments	3,285	3,955
Change in customer deposits at PB Bank	(12,959)	(27,794)
Transaction costs paid	2,132	-
Free cash flow	$(29,535)	$(1,244)

Contacts

Editorial -
Bill Hughes
Chief Communications Officer
203.351.6785

Financial -
Ned Zachar, CFA
VP, Investor Relations
203.614.1092

Alex Brown
Senior Manager, Investor Relations
203.351.7639